EXHIBIT 99.7

                FOURTH AMENDMENT TO ADVISORY SERVICES AGREEMENT

      FOURTH AMENDMENT TO ADVISORY SERVICES AGREEMENT (this "Amendment") dated as of December 21, 2000, by and between SECURITY CAPITAL CORPORATION, a Delaware corporation ("Security Capital"), and CAPITAL PARTNERS, INC., a Connecticut corporation ("Capital Partners").

                                  WITNESSETH

      WHEREAS, Capital Partners and Security Capital entered into a certain Advisory Services Agreement dated as of January 26 1990, as amended (the "Original Agreement"), pursuant to which Capital Partners agreed to provide advisory and other services to Security Capital and its subsidiaries in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy; and

      WHEREAS, Capital Partners presented to Security Capital a potential acquisition of Health Power, Inc. ("HPI"); and

      WHEREAS, Security Capital formed WC Holdings, Inc. ("WC Holdings") and HP Acquisition Corp. to acquire HPI (the Acquisition"); and

      WHEREAS, the Acquisition has been consummated as of the date hereof and, concurrently therewith, Security Capital entered into a Management Advisory Services Agreement (the "Management Agreement") with HPI and its subsidiaries (collectively, the "Companies"), pursuant to which Security Capital will provide or will cause to be provided to the Companies management advisory services in the areas of corporate development, strategic planning, corporate finance and related matters, and general business policies; and

      WHEREAS, Security Capital intends to request the assistance of Capital Partners in providing such management advisory services to the Companies from time to time and, in connection therewith, Capital Partners and Security Capital desire to amend the Original Agreement to assure Capital Partners of adequate compensation in respect of such additional services.

      NOW THEREFORE, in consideration of the premises and for good and valuable other consideration, receipt of which is hereby acknowledged, the parties hereto agree, intending to be legally bound, as follows:

1. Section 2 of the Original Agreement is hereby amended to increase the "Fee" payable thereunder by amending the first paragraph of said Section 2 to read in its entirety as follows:

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            "Security Capital shall, during the term of this Agreement, pay to
            Capital Partners an annual advisory fee (the "Fee") in an initial amount of $453,000, plus an amount equal to 5% of EBITA (as defined in the Loan Agreement of even date herewith, among each of the Companies, WC Holdings, Inc. and Bank One, N.A.) for the services described in Section 1 of the Management Agreement. The Fee shall be due and payable in installments in the same amounts as, and at the same times that, the "Fee" (as defined in the Management Agreement) is due and payable to SCC under the Management Agreement."

2. The parties hereto recognize that the scope of operations of Security Capital and, in particular, changes in the scope of such operations resulting from the indirect acquisition by Security Capital of the Companies, warrant an adjustment to the "Fee" payable under the Original Agreement.

3. Security Capital hereby represents that in accordance with Section 7 of the Original Agreement, for purposes of this Amendment, Security Capital has acted through its independent directors.

4. Each of Capital Partners and Security Capital hereby ratifies and confirms the Original Agreement (as heretofore amended) in all respects, except as amended hereby.

                          [Signature Page to Follow]


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      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                    SECURITY CAPITAL CORPORATION


                                    By:   /S/ BRIAN D. FITZGERALD
                                          Name:  Brian D. Fitzgerald
                                          Title:  Chairman


                                    CAPITAL PARTNERS, INC.


                                    By:   /S/ BRIAN D. FITZGERALD
                                          Name:  Brian D. Fitzgerald
                                          Title:  President

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